 Strategic Environmental & Energy Resources, Inc. 8-k

Exhibit 99.1

For Immediate Release
February 13, 2014

Strategic Environmental & Energy Resources, Inc. Receives $1.2 Million Order for its H2SPlus™ Technology for Use in a Large-Scale Renewable Energy Project

DENVER, CO -- Strategic Environmental & Energy Resources, Inc. (SEER) (OTC: SENR), a leading provider of patented and proprietary technologies and services to the renewable fuels, waste management and oil and gas industries, today announced that its MV Technologies (MV) subsidiary received a $1.2 million order to supply a high-capacity H2SPlus™ hydrogen sulfide removal system to a large landfill operation in the Western U.S.

The landfill will install MV’s proprietary H2SPlus™ system as part of a major initiative to increase the supply of renewable landfill gas (LFG) available for electric power generation, while simultaneously improving the landfill’s odor control.  The project is being managed by a major U.S.-based engineering firm that is working with MV to optimize the system design to meet the landfill’s unique operating conditions.  Upon its completion expected later this year, the project will handle up to 4,700 cubic feet per minute of landfill gas and address hydrogen sulfide (H2S) concentrations of up to 2,000 parts per million.  This will be one of the larger LFG projects in the western U.S.

“The LFG segment of the renewable fuels market is a fast-growing component of our business and this order is an important milestone in establishing MV Technologies at the forefront of this growing opportunity,” said John Jenkins, President of MV.  “Our custom engineered systems have demonstrated unparalleled performance in removing H2S at lower capital and operating costs.  This gives us a key competitive advantage in our industry and provides significant economic benefit for our customers who face increasingly stringent emission regulations.”

“Securing this large-scale project in the LFG sector so early in the first quarter reflects SEER’s commitment over the last year to capture market share in this fast-growing renewable fuels segment and creates tremendous opportunity to achieve or exceed our 2014 goals,” said John Combs, CEO of SEER.  “Establishing solid, long-term relationships with national and highly-regarded engineering firms also represents a key element of SEER’s aggressive growth strategy.”

About Strategic Environmental & Energy Resources, Inc.

Strategic Environmental & Energy Resources, Inc. (SEER) commercializes patented and proprietary technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the environment.  SEER has three wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC; and a majority-owned subsidiary, Paragon Waste Solutions, LLC.

For more information about the Company visit: www.seer-corp.com

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates," and other terms with similar meaning.  Specifically, statements about demand for, and effectiveness of, the Company's products and services are forward looking statements.  Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. Statements in the press release regarding the impact and ability of the Company’s products to handle the future needs of customers, the potential for growth in the LFG market segment, and competitive advantages of the Company’s products are forward-looking statements.  The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contacts:

J. John Combs III
Chief Executive Officer
303-295-6297

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
jay@pfeifferhigh.com
303-393-7044